EXHIBIT 99.2

                           UNITED STATES DISTRICT COURT
                           NORTHERN DISTRICT OF ILLINOIS
______________________________________
	                              )
UNITED STATES SECURITIES              )
AND EXCHANGE COMMISSION,              )
                                      )
              Plaintiff,              )
                                      )   NO. 03C-1685
       v.                             )   Judge James B. Zagel
                                      )
SPIEGEL, INC.,                        )
                                      )
              Defendant.              )
______________________________________)

                       ORDER MODIFYING THE PERMANENT INJUNCTION

On December 4, 2003, Spiegel, Inc. ("Spiegel") moved for an order modifying the permanent injunction included in the Amended Partial Final Judgment and Order of Permanent Injunction and Other Equitable Relief, entered on March 27, 2003 (the "Amended Partial Final Judgment"). Upon consideration of the motion, and having heard the positions of the parties, it is hereby ORDERED that the motion is GRANTED as follows:

    1. Spiegel, and its officers, directors, employees and agents and those in active concert therewith, are not now and shall not in the future be in contempt of the Amended Partial Final Judgment as a result of Spiegel's failure to timely file its any current or past-due Form 10-K or any Form 10-Q provided that Spiegel complies with the terms of this Order.

    2.  Spiegel shall file with the U.S. Securities and Exchange
    Commission any past due Form 10-K or Forms 10-Q on or before April 7, 2004.

    3. Spiegel shall promptly notify the Court and the parties hereto in the event that (i) it is unable to retain new outside auditors, (ii) the bankruptcy court declines to authorize Spiegel's proposed retention of new outside auditors, or (iii) Spiegel's new auditors resign or are dismissed by Spiegel.

    4. Spiegel shall continue to comply with the additional reporting obligations on Forms 8-K specified in the Order Granting Spiegel, Inc. Partial relief From Permanent Injunction, entered April 15, 2003.

    5. Nothing in this Order shall relieve Spiegel, or its officers or directors, from any requirements or responsibilities of the Federal securities laws.


SO ORDERED:


Dated: December 4, 2003                    /s/ James B. Zagel
       ----------------                    -------------------
                                           Hon. James B. Zagel